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                                                                     EXHIBIT 5.1


                [LETTERHEAD OF ROGERS & HARDIN LLP APPEARS HERE]


                               September 2, 1997



Alternative Living Services, Inc.
450 North Sunnyslope Road, Suite 300
Brookfield, Wisconsin 53005

Ladies and Gentlemen:

         You have requested our opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission by Alternative Living Services, Inc. ("ALS") with respect to the offer and sale by ALS of shares of common stock, $.01 par value per share, of ALS (the "Shares") to be issued to the stockholders of Sterling House Corporation ("Sterling") upon the consummation of the merger of Tango Merger Corporation, a wholly owned subsidiary of ALS ("Merger Sub"), with and into Sterling, pursuant to which Sterling will become a wholly owned subsidiary of ALS, as further described in the Registration Statement.

         We have examined such records and documents and have made such investigation of law as we have deemed necessary under the circumstances.

         Based on that examination and investigation, it is our opinion that, when issued and sold in the manner described in the Registration Statement (including all exhibits thereto) and in compliance with the Securities Act of 1933, as amended, and applicable state securities or "Blue Sky" laws, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We understand that this opinion will be filed as Exhibit 5.1 to the Registration Statement and that this opinion will be referred to in the Joint Proxy Statement/Prospectus that will be a part of the Registration Statement. We hereby consent to such use of and reference to this opinion.

                                                Very truly yours,

                                                /s/ Rogers & Hardin
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                                                ROGERS & HARDIN